INVESCO MODERATE GROWTH ALLOCATION FUND                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        14

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               18,249

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B               4,169
          Class C               5,276
          Class R                 675
          Class Y                  73
          Institutional Class       1

74V.    1 Net asset value per share (to nearest cent)
          Class A               $9.44

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $9.28
          Class C               $9.27
          Class R               $9.37
          Class Y               $9.45
          Institutional Class   $9.49